Exhibit 10.39

Amendment to
FSI Exclusive Distributorship Agreement
Dated August 14, 1991
between
FSI INTERNATIONAL, INC.
and
m•FSI LTD.

     This Amendment (the “Amendment”) to the FSI Exclusive Distributorship Agreement dated 14th of August, 1991, as amended by that certain amendment made as of July 31, 1999, and further amendment to Article 7. Warranty of Exclusive Distribution Agreement effective April 16, 1999 (such agreement, as amended, is hereinafter referred to as the “Distributorship Agreement”) is made as of November 14, 2003 between FSI International, Inc. (“FSI”) and m•FSI Ltd. (“m•;FSI”).

     WHEREAS, FSI and m•FSI are parties to the Distributorship Agreement, in which FSI provides m•FSI with the exclusive rights to distribute the Products (“Products”) in specified territories (“Territory”), both of which are defined in the Distributorship Agreement.

     WHEREAS, the Products defined in the Distributorship Agreement include photolithographic processing systems (“MLD Systems”) which had been manufactured or sold by the Microlithography Division of FSI (“MLD”).

     WHEREAS, FSI announced its intention to discontinue microlithography business (“ML Business”) on March 17, 2003.

     WHEREAS, FSI intends to continue providing after-sale support of the installed base of the MLD Systems through FSI’s POLARIS Systems and Services (“PSS Business”).

     WHEREAS, the parties hereto desire to amend the Distributorship Agreement and to otherwise set forth certain rights and obligations with respect to one another to reflect FSI’s diminishing the ML Business.

     NOW THEREFORE, pursuant to the above, the covenants and promises which follow, and other valuable consideration, the parties agree as follows:

1. Amendment to the Definition of the Products

     The definition of “Products” in the Distributorship Agreement shall be revised to delete any reference to photolithographic processing systems or products previously manufactured or sold by MLD, or that are currently being or in the future are designed or developed by the PSS Business, including spare parts and consumables relating thereto (collectively, the “MLD Products”).

2. Amendment to Appendix

     The existing Appendix (FSI Product List) dated 4/22/91 to the Distributorship Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to this Amendment.

3. Discontinuity of the ML Business

     Notwithstanding the provision set forth in the Article 12.3 of the Distributorship Agreement, m•FSI hereby agrees that FSI has discontinued the ML Business except for the after-sale support of the installed base of the MLD Systems and the refurbishment (“Refresh Program”) of existing MLD Systems to be succeeded and continued by the PSS Business, subject to the Amendment.

4. Execution of After-Sale Support

     m•FSI will transfer to FSI the right and obligation to perform any PSS Business, including after-sales supports and services of MLD Systems in the Territory. FSI shall be obliged to succeed and continue by its own responsibility of the PSS Business transferred by m•FSI in the Territory.

5. Buyback of Parts MLD Systems Inventory

     m•FSI will provide FSI with a list of MLD Systems parts inventory, including part number, description, quantity and original purchase price. FSI will evaluate the parts list against its current inventory of MLD Systems parts and historical usage within 30 days of the date first above written. FSI will identify for m•FSI the parts that it will repurchase, that m•FSI should consider retaining for possible future repurchase by FSI, and that m•FSI should dispose as FSI does not anticipate any future demand.

6. Announcement of Transfer of After-Sale Support

     FSI shall announce and explain the fact stipulated in the aforementioned paragraphs 3 and 4 to the customers in the Territory within thirty days from the date first above written or other day to be agreed upon otherwise by the parties.

7. No Other Amendments

     Except as specifically provided in this Amendment or other amendments separately agreed in a writing signed by both parties hereto, all of the terms, covenants and conditions of the Distributorship Agreement shall remain in full force and effect without modification.

8. Counterparts

     The Amendment may be executed in two counterparts, each of which when so executed and delivered shall be deemed an original, and all of which counterparts when taken together shall constitute one and the same instrument.

9. Governing Law

     The Amendment shall be governed by and construed in accordance with the laws of Japan, without giving effect to the conflicts of laws provisions thereof.

10. Effective Date of the Amendment

     The Amendment shall become effective and binding upon the parties hereto as of November 14, 2003.

     In Witness Whereof, the parties have caused the Amendment to be executed by duly authorized representatives as of the date first above written.

FSI INTERNATIONAL, INC.	m•FSI LTD.

By /s/ Benno Sand	By /s/ Hideki Kawai

Its EVP Business Development	Its President & CEO

APPENDIX A

FSI PRODUCT LIST

Spray Processing Systems*

-	MERCURY® Surface Conditioning Systems

-	ZETA® Surface Conditioning Systems

Single Wafer Systems*

-	ANTARES® CX Advanced Cleaning Systems

-	EXCALIBUR® 2000 Vapor HF Etching System

-	ORION® Dry Cleaning System

Immersion Systems*

-	MAGELLSNTM STG® Immersion Clean Systems

-	YieldUP® 2000 STG® Rinse Dry System

-	YieldUP® 2100 STG® Rinse Dry Integration Kit

-	YieldUP® 4000 Immersion Etch System

*	Including all associated ancillary hardware packages/kits such as ozone generators, dionized water heaters, booster pumps, chemical recirculation systems and the like.